UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01. Other Events

                At the close of business on February 27, 2009, MB Financial Bank, N.A. ("MB Financial Bank"), a wholly owned subsidiary of MB Financial, Inc., acquired all of the deposits of Glenwood, Illinois-based Heritage Community Bank in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation.  In addition to assuming all of the deposits of Heritage Community Bank, MB Financial Bank agreed to purchase approximately $219 million in assets at a discount of $14.5 million. The FDIC and MB Financial Bank entered into a loss-share transaction providing MB Financial Bank with substantial protection from the FDIC for loan losses.  A copy of the press release issued by MB Financial, Inc. announcing the transaction is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date: March 2, 2009	By:/s/ Jill E. York Jill E. York Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99                      Press Release